                                                                     EXHIBIT 1.1

                                8,750,000 SHARES

                             STRATOS LIGHTWAVE, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                    ______, 2000

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
U.S. BANCORP PIPER JAFFRAY INC.
ROBERT W. BAIRD & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED
FIDELITY CAPITAL MARKETS,
  a division of National Financial
  Services Corporation
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         Stratos Lightwave, Inc., a Delaware corporation (the "Company"), proposes to sell 8,750,000 shares (the "Firm Stock") of the Company's common stock, par value $0.01 per share (the "Common Stock").

         It is understood that, subject to the conditions hereinafter stated, 8,750,000 shares of the Firm Stock will be sold to the several Underwriters named in Schedule 1 hereto (the "Underwriters") in connection with the offering and sale of such Firm Stock. Lehman Brothers Inc., CIBC World Markets Corp., U.S. Bancorp Piper Jaffray Inc., Robert W. Baird & Co. Incorporated, Tucker Anthony Incorporated and Fidelity Capital Markets, a division of National Financial Services Corporation shall act as representatives (the "Representatives") of the several Underwriters.

         In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,312,500 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

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         SECTION 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.
The Company represents, warrants and agrees that:

         (a) A registration statement on Form S-1 with respect to the Stock has
(i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement contains the prospectus to be used in connection with the offering and sale of the Stock. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus first used to confirm sales of Stock. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the relevant Delivery Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which is more specifically described in Section 8(e).


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         (c) The Company and each of its subsidiaries (as defined in Section 15)
have been duly incorporated or organized, have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, and are duly qualified to do business and are in good standing as foreign corporations or foreign limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"). None of the subsidiaries of the Company other than Stratos Lightwave, LLC, Bandwidth Semiconductor LLC, Stratos Micro Systems, Inc. and Stratos Limited, a United Kingdom corporation ("Stratos Limited") is a "Significant Subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

         (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock and outstanding membership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the outstanding membership interest in MP Optical Communications LLC, as to which the Company owns 60%.

         (e) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will conform to the descriptions thereof contained in the Prospectus.

         (f) This Agreement has been duly authorized, executed and delivered by the Company and is in full force and effect and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (1) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies; and (2) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

         (g) Each of (i) the Master Separation Agreement, (ii) the Master Transitional Services Agreement, (iii) the Employee Matters Agreement, (iv) the Tax Sharing and Indemnification Agreement, (v) the Initial Public Offering and Distribution Agreement, and (vi) the Registration Rights Agreement, each agreement referred to in clauses (i) through (iii) dated as of May 28, 2000, and


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each agreement referred to in clauses (iv), (v) and (vi) dated as of June [__],
2000, and each between the Company and Methode Electronics, Inc., a Delaware corporation ("Methode") and (vii) the General Assignment and Assumption Agreement dated as of May 27, 2000 between Methode and Stratos Lightwave, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("Stratos LLC") (the agreements referred to in clauses (i) through (vii) of this paragraph (g) are collectively referred to herein as the "Intercompany Agreements"), has been duly authorized, executed and delivered by the Company or Stratos LLC, as applicable, is in full force and effect and constitutes a valid and binding obligation of the Company or Stratos LLC, as applicable, enforceable against the Company or Stratos LLC, as applicable, in accordance with its terms, subject to (1) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies; and (2) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

         (h) The execution, delivery and performance of this Agreement or any Intercompany Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for consents required in connection with the contribution and/or distribution contemplated by the Intercompany Agreements which have been identified in writing to the Underwriters, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any person or entity is required for the execution, delivery and performance of this Agreement or any Intercompany Agreement.

         (i) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.


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         (j) The Offered Securities have been approved for listing on the
National Association of Securities Dealers Automated Quotation system subject only to notice of issuance.

         (k) Except as disclosed in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

         (l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, or business of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

         (m) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

         (n) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered one of the initial letters referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; and KPMG LLP, whose report appears in the Prospectus and who have delivered one of the initial letters referred to in Section 7(f) hereof, were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.


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         (o) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         (p) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

         (q) Except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect and except as reflected in the description of the litigation in the Prospectus, (i) the Company and its subsidiaries are or will be the sole owners, free and clear of any lien or encumbrance, of, or have a valid license to, all U.S. and foreign trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, patents, registered designs, copyrights, mask works, computer software and databases, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, whether or not registered, including all grants, registrations and applications relating thereto (collectively, the "Intellectual Property Rights"), necessary for the conduct of its business as now conducted as described in the Prospectus (such Intellectual Property Rights owned by or licensed to the Company, collectively, the "Company Rights"); (ii) the purported rights of the Company and its subsidiaries in the Company Rights are valid and enforceable; (iii) except for the litigation specifically referenced in the Prospectus, neither the Company nor any subsidiary has received any demand, claim, notice or inquiry from any Person in respect of the Company Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company or such subsidiary in, any such Company Rights, and neither the Company nor any subsidiary knows of any basis for any such challenge; (iv) neither the Company nor any subsidiary is in violation or infringement of, or has violated or infringed, any Intellectual Property Rights of any other Person; and (v) to the knowledge of the Company and its subsidiaries, no Person is infringing any Company Rights.

         (r) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or


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any of its subsidiaries, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

         (s) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

         (t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

         (u) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (v) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") in which employees of the Company or any of its subsidiaries participates or as to which the Company or any of its subsidiaries has any liability (collectively, the "ERISA Plans") is in compliance in all material respects with all presently applicable provisions of the ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no "reportable event" (as defined in ERISA) has occurred with respect to any ERISA plan for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any ERISA Plan or (ii) Sections 412 or 4971 of the Code; and each ERISA Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and of the options or other rights granted or exercised thereunder, set forth in the Prospectus are accurate and complete in all material respects.

         (w) The maintenance and termination of the Methode Electronics, Inc. Employee Stock Ownership Plan will not result in any liability affecting the Company or its subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA.

         (x) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered


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into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

         (y) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (z) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

         (aa) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (bb) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, law, rule, regulation, decision, decree, judgment, permit, license or order of any governmental agency or body or any court, domestic or foreign, relating to the protection or restoration of the environment or to human health or safety, including without limitation those relating to the use, disposal or release of substances of any kind which are subject to regulation under the foregoing (collectively, "environmental laws"), owns, leases or operates any property contaminated with any substance subject to regulation under environmental laws in violation of environmental laws, is liable pursuant to environmental laws for any release, disposal or contamination that has not been remediated at any location, or has received notice of, or entered into any negotiations or agreements with any third party relating to, any liability or potential liability under environmental laws affecting them or their properties, assets or operations, which violation, contamination, liability or potential liability would be reasonably likely, individually or in the aggregate, to have a Material


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Adverse Effect or would otherwise be material in the context of the sale of the
Stock; and the Company is not aware of any facts, events, circumstances or pending investigations which might lead to such violation, contamination, liability or potential liability. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is a party to or the subject of, or to the Company's knowledge is contemplated as a party to or the subject of, any material pending or threatened administrative or judicial action or proceeding or order relating to environmental laws.

         (cc) Neither the Company nor any subsidiary is, or after giving effect to the offering and sale of the stock and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (dd) The Company has caused Methode and each executive officer, key employee, director and director nominee of the Company to furnish to the Representatives, a letter or letters, substantially in the form of Exhibit A-1, A-2 or A-3 hereto, as applicable, relating to the sales and certain other dispositions of shares of Common Stock and certain other securities.

         (ee) The Company has not offered, or caused the Underwriters to offer, any Stock to any person pursuant to the Directed Share Program (as defined below) with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         SECTION 2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 8,750,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, the Company grants to the Underwriters an option to purchase up to 1,312,500 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.


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         The price of both the Firm Stock and any Option Stock shall be $______
per share.

         The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         SECTION 3. OFFERING OF STOCK BY THE UNDERWRITERS.

         Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         It is intended that this underwriting shall constitute a qualified underwriting transaction within the meaning of Treasury Regulation
Section 1.351-1(a)(3).

         It is understood that approximately ______ shares of the Firm Stock ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company and its subsidiaries ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. Under no circumstances will Lehman Brothers or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participants on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

         The Company agrees to pay all reasonable fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

         In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims,


                                       10
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damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers.

         SECTION 4. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York not later than 2:00 P.M., Chicago time, on the business day prior to the First Delivery Date.

         The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., Chicago time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant


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to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., Chicago time, on the business day prior to such Second Delivery Date.

         SECTION 5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

         (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

         (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

         (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

         (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of

Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to the terms of employee benefit plans, qualified stock option plans or other employee compensation plans as in effect on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

         (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended; and

         (k) In connection with the Directed Share Program, to restrict the Directed Shares to the extent required by the National Association of Securities Dealers, Inc. or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

         SECTION 6. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any Supplemental Agreement Among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees and fees and disbursements of counsel incident to the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in
Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the Directed Share Program described in Section 3; (i) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         SECTION 7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) Lord, Bissell & Brook shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The Company and each of its subsidiaries (other than Stratos Limited) have been duly incorporated or organized, have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged, are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations or foreign limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and except where the failure to be so qualified would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Capital Stock", and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus under the caption "Description of Capital Stock"; and all of the issued shares of capital stock or membership interests of each subsidiary of the Company (other than Stratos Limited) have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as set forth in the Operating Agreement of MP Optical Communications LLC dated January 19, 1999;

               (iii) The shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

               (iv) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

               (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

               (vii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements, financial schedules and other financial data included therein, as to which such counsel need express no opinion ) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

               (viii) The statements contained in the Prospectus under the captions "Description of Capital Stock," "Shares Eligible For Future Sale" and "Arrangements Between Methode Electronics and Stratos Lightwave," insofar as they describe statutes, rules and regulations, contracts and agreements, constitute a fair summary thereof;

               (ix) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

               (x) This Agreement has been duly authorized, executed and delivered by the Company.

               (xi) Each of the Intercompany Agreements has been duly authorized, executed and delivered by the Company, Methode and, as applicable, Stratos LLC, thereto and each is in full force and effect and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, subject to (1) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies; and (2) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

               (xii) The issue and sale of shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and performance of this Agreement and the Intercompany Agreements have been duly authorized by all necessary corporate action on the part of the Company, Methode and, as applicable, Stratos LLC, and to the extent required, their shareholders and do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, and do not and will not constitute a default (or an event which with the giving of notice or lapse of time or both is reasonably likely to constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company, Methode or any of their respective subsidiaries under, (A) the charter, by-laws or other organizational documents of the Company, Methode or any of their respective subsidiaries, (B) to the best knowledge of such counsel, any statute, rule, regulation, requirement, order or decree of any governmental or regulatory agency or body or any court having jurisdiction over the Company, Methode or any of their subsidiaries or any of their properties, assets or operations or
          (C) to the best knowledge of such counsel, any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company, Methode or any of their subsidiaries is a party or by which the Company, Methode or any of their subsidiaries is bound or to which any of the properties, assets or operations of the Company, Methode or any of their subsidiaries is subject, except, in the case of clause (C), for consents required in connection with the contribution and/or distribution contemplated by the Intercompany Agreements which have been identified in writing to the Underwriters.

               (xiii) To the best of such counsel's knowledge, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, and except for consents required in connection with the contribution and/or distribution contemplated by the Intercompany Agreements which have been identified in writing to the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any person or entity is required for the execution, delivery or performance of this Agreement or any Intercompany Agreement.

               (xiv) To the best knowledge of such counsel, neither the Company nor any of its subsidiaries (A) is in violation of its charter, by-laws or other organizational documents, (B) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (B) and (C), as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

               (xv) Except as described in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

               (xvi) Neither the Company nor any subsidiary is, or after giving effect to the offering and sale of the stock and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as defined in the Investment Company Act of 1940, as amended.

Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need express no view) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need express no view) as of its date and as of such Delivery Date contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clauses (ii), (iii), (vii), (viii) and (ix) above), and no inference to the contrary should be drawn from the fact that James W. Ashley, Jr., a partner of such counsel, is a director of Methode. Further, the opinions in clauses (i) and (ii) above may be delivered by local counsel reasonably satisfactory to counsel for the Underwriters or, with respect to such opinions, Lord, Bissell & Brook may rely upon opinions of local counsel, provided that it shall state that it believes that both counsel for the Underwriters and it are justified in relying on such opinions, and provided that such opinions of local counsel are attached to the opinion of Lord, Bissell & Brook;

         (d) Matheson Ormsby Prentice shall have furnished to the Representatives their written opinion, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) Stratos Limited has been duly incorporated, has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged, is validly existing as a corporation under the laws of its jurisdiction of incorporation, is duly qualified to do business and is the subject of a certificate of good standing certificate from the Companies' House;

               (ii) All of the issued shares of capital stock of Stratos Limited have been duly and validly authorized and issued and are fully paid, non-assessable;

               (iii) The transfer of all issued shares of Stratos Limited to the Company pursuant to the Master Separation Agreement has been duly authorized by all necessary corporate action on the part of Stratos Limited, and does not and will not conflict with or result in a breach or violation of any of the terms and provisions of, and does not and will not constitute a default (or an event which with the giving of notice or lapse of time or both is reasonably likely to constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of Stratos Limited under (A) the charter, by-laws or equivalent organizational documents of Stratos Limited or (B) to the best knowledge of such counsel, any statute, rule or regulation governing Stratos Limited or any of its properties, assets or operations; and

               (iv) To the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any person or entity is required for the transfer of all outstanding shares of Stratos Limited to the Company pursuant to the Master Separation Agreement.

         (e) Niro Scavone Haller & Niro shall have furnished to the Representatives their written opinion, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that such counsel has read the statements in the Prospectus under the captions "Risk Factors - We are currently involved in pending litigation which, if decided against us, could impair our ability to prevent others from using our technology, result in the loss of future royalty income and require us to pay significant monetary damages" and "Business - Litigation" with respect to pending intellectual property litigation filed by the Company and, insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, such statements are accurate in all material respects and fairly present the information purported to be shown;

         (f) David Newman, Esq. shall have furnished to the Representatives his written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) to the best of such counsel's knowledge and belief, the Company's rights in the trademark Stratos Lightwave and the trade name "Stratos Lightwave, Inc." are valid and enforceable; and (ii) except as reflected in the description of the litigation in the Prospectus, to the best of such counsel's knowledge and belief, except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (A) the Company and its subsidiaries are the sole owners, free and clear of any lien or valid encumbrance, of, or have a valid license, to, the Company Rights; and (B) the purported rights of the Company and its subsidiaries in the Company Rights are valid and enforceable; and (iii) the litigations identified in the Prospectus under the caption "Business--Litigation" are the only litigations involving the Company Rights.

         (g) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (h) At the time of execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and KPMG LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (i) With respect to the letter or letters of Ernst & Young LLP and KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and
(iii) confirming the conclusions and findings set forth in the initial letters.

         (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President, and its chief financial officer stating that:

               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(k) have been fulfilled; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (k) Since the date of the latest audited financial statements included in the Prospectus, (A) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the

Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (m) The "lockup" agreements, each substantially in the form of Exhibit A-1, A-2 and A-3 hereto, as applicable, and executed by Methode and each executive officer, key employee, director and director nominee of the Company listed on Schedule 1 to Exhibit A-2 and Schedule 1 to A-3 hereto, relating to the sales and certain other dispositions of shares of Common Stock and certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on such Delivery Date.

         (n) The Intercompany Agreements shall be in full force and effect and constitute valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms, subject to (1) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies; and (2) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

         (o) As of the date of this Agreement, Methode shall have validly transferred or caused the transfer to the Company of all assets and liabilities relating to its optical subsystems and optical components businesses including, without limitation, all assets and liabilities necessary for the Company to conduct its business as described in the Prospectus.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION 8. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final non-appealable judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in
Section 8(e), and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm and the Company acknowledges that the statement with respect to the delivery of the Stock on behalf of the Underwriters set forth on the cover page of, the concession and reallowance figures appearing under the caption "Underwriting," the last sentence of the twelfth paragraph under the caption "Underwriting" and the thirteenth paragraph under the caption "Underwriting" in, the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         SECTION 9. DEFAULTING UNDERWRITERS.

         If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this

Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         SECTION 10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, including, without limitation, the failure of any condition to the Underwriters' obligations hereunder.

         SECTION 11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of the expenses which the Company is obligated to pay pursuant to Section 6 and this Section 11.

         SECTION 12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, NY 10285;

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration

Statement, Attention: [_________] (Fax:__________), with a copy to Lord, Bissell & Brook, 115 S. LaSalle Street, Chicago, Illinois 60603, Attention: James W. Ashley, Jr. (Fax: 312-443-0336); PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

         SECTION 13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreements set forth in Section 8 shall be deemed to be for the benefit of the indemnified parties described therein. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of laws.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

STRATOS LIGHTWAVE, INC.

By:
    -------------------------------
       Name:
       Title:

Accepted:

LEHMAN BROTHERS INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By:
    -------------------------------
      Authorized Representative

                                   SCHEDULE 1

Underwriters                                                Number of Shares of Firm Stock to be
                                                                           Purchased

Lehman Brothers Inc.......................................
CIBC World Markets Corp...................................
U.S. Bancorp Piper Jaffray Inc............................
Robert W. Baird & Co. Incorporated........................
Tucker Anthony Incorporated...............................
Fidelity Capital Markets, a division of National
  Financial Services Corporation..........................


Total.....................................................

                                                                     Exhibit A-1

                            LOCK-UP LETTER AGREEMENT
                            METHODE ELECTRONICS, INC.

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
U.S. BANCORP PIPER JAFFRAY INC.
ROBERT W. BAIRD & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED
FIDELITY CAPITAL MARKETS,
  a division of National Financial
  Services Corporation
As Representatives of the several
  Underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         Methode Electronics, Inc., a Delaware corporation ("Methode"), understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Stratos Lightwave, Inc., a Delaware corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, Methode hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, Methode will not, directly or indirectly,
(1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by Methode on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering or hereafter acquired by Methode, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
(2)


                                     A-1-1
above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering (the "Prospectus"). Notwithstanding the foregoing, without the prior written consent of Lehman Brothers Inc., Methode may distribute all of the Common Stock of the Company it owns in a "spin-off" distribution to its stockholders intended to be tax-free to those stockholders as described in the Prospectus.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from our obligations under this Lock-Up Letter Agreement.

         Methode understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         Methode hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement on behalf of Methode and that, upon request, Methode will have executed on its behalf any additional documents necessary in connection with the enforcement hereof. Any obligations of Methode hereunder shall be binding upon the successors and assigns of Methode.

                                                 Very truly yours,
                                                 METHODE ELECTRONICS, INC.

                                                 By:
                                                    ----------------------------
                                                       Name:
                                                       Title:

Dated:
       -------------


                                     A-1-2

                                                                     Exhibit A-2

                            LOCK-UP LETTER AGREEMENT

               DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
U.S. BANCORP PIPER JAFFRAY INC.
ROBERT W. BAIRD & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED
FIDELITY CAPITAL MARKETS,
  a division of National Financial
  Services Corporation
As Representatives of the several
  Underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Stratos Lightwave, Inc., a Delaware corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering (including without limitation any such shares purchased in the directed share program related to the Offering), or
(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2)


                                     A-2-1
above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering. Notwithstanding the foregoing, it is agreed that transfers of shares of Common Stock as a bona fide gift by the undersigned to a donee will not be subject to the restrictions set forth herein; PROVIDED that prior to such gift, each donee shall execute and deliver to Lehman Brothers a duplicate form of this Lock-Up Letter Agreement pursuant to which such donee agrees to become subject to and bound by the terms hereof.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from our obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                                  Very truly yours,

                                                  By:
                                                     ---------------------------
                                                        Name:
                                                        Title:

Dated:
       ---------------


                                      A-2-2

                            Schedule 1 to Exhibit A-2

William J. McGinley
James W. McGinley
Philip W. Schofield
David A. Slack
Michael P. Galvin
Brian J. Jackman
C. Daniel Nelsen
Edward J. O'Connell

                                                                     Exhibit A-3

                            LOCK-UP LETTER AGREEMENT

                                  KEY EMPLOYEES

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
U.S. BANCORP PIPER JAFFRAY INC.
ROBERT W. BAIRD & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED
FIDELITY CAPITAL MARKETS,
  a division of National Financial
  Services Corporation
As Representatives of the several
  Underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Stratos Lightwave, Inc., a Delaware corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering (including without limitation any such shares purchased in the directed share program related to the Offering) for a period of 90 days after the date of the final Prospectus relating to the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares


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of Common Stock for a period of 180 days after the date of the final Prospectus relating to the Offering, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. For the avoidance of doubt, it is understood that the provisions of clause (2) above shall not, after a period of 90 days from the date of the final Prospectus relating to the Offering, be deemed to prohibit outright offers, sales, pledges or other dispositions of shares of Common Stock by the undersigned as described in clause (1) above. Notwithstanding the foregoing, it is agreed that transfers of shares of Common Stock as a bona fide gift by the undersigned to a donee will not be subject to the restrictions set forth herein; PROVIDED that prior to such gift, each donee shall execute and deliver to Lehman Brothers a duplicate form of this Lock-Up Letter Agreement pursuant to which such donee agrees to become subject to and bound by the terms hereof.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from our obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                                Very truly yours,

                                                By:
                                                    ----------------------------
                                                      Name:
                                                      Title:

Dated:
      -----------------


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                            Schedule 1 to Exhibit A-3

Richard C.E. Durrant
David R. Lipinski
Kenneth R. Marchman
Everett S. McGinley
Georgette L. Meyer
David W. Norling
Michael T. Perkins
Donald A. Rimdzius
Robert M. Scharf